SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       August 4, 2003

Clayton Homes, Inc.

(Exact name of Registrant as specified in charter)

Delaware	1-8824	62-1671360

(State or other jurisdiction of	(Commission file	(IRS employer
incorporation)	number)	identification no.)

5000 Clayton Road, Maryville, Tennessee	37804

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code           (865) 380-3000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On August 4, 2003, Clayton Homes, Inc., a Delaware corporation (the “Company”), as contemplated by the Company’s Offer to Purchase, dated June 16, 2003, extended the expiration date for its offer to purchase for cancellation certain of its outstanding stock options. The expiration date, which was scheduled to be 5:00 p.m., Eastern Daylight Time, on August 4, 2003, has been extended until 5:00 p.m., Eastern Daylight Time, on August 6, 2003, unless extended or terminated. As of August 4, 2003, the Company had received more than the number of options required from more than the number of holders required to satisfy that obligation under the Agreement and Plan of Merger, dated as of April 1, 2003 as amended by Amendment No. 1, dated as of July 16, 2003, by and among Berkshire Hathaway Inc., B Merger Sub Inc. and the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2003

CLAYTON HOMES, INC.

By:	/s/ Kevin T. Clayton Kevin T. Clayton Chief Executive Officer and President

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